UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 13, 2009

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2009, Aetna Inc. (“Aetna”) granted special restricted stock unit (“RSU”) awards to Aetna’s President Mark T. Bertolini and its Executive Vice President and Chief Financial Officer Joseph M. Zubretsky under Aetna’s 2000 Stock Incentive Plan.  Aetna believes each of the executives is important to the development and execution of Aetna’s strategy and business plans and made the grants in order to promote the retention of the executives at a time when the executives’ prior equity grants have lost retention value.  The grant date values of Mr. Bertolini’s and Mr. Zubretsky’s awards were $5.5 million and $3.8 million, respectively.  One third of the RSUs will vest on August 13, 2010, and two-thirds of the RSUs will vest on February 13, 2012, subject to earlier termination as provided in Aetna’s 2000 Stock Incentive Plan and the applicable RSU award agreement.  No dividends will be paid on the unvested portion of the RSUs.

The special RSU awards are in addition to Aetna’s regular annual cash bonus awards and equity grants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: February 18, 2009	By:	/s/ Rajan Parmeswar
Name: Rajan Parmeswar
Title: Vice President, Controller and Chief Accounting Officer